POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Denis Molleur, Edward Baer, Brian Kindelan, Robert Putney, Douglas McCormack and Aaron Wasserman of BlackRock, Inc., and Michael Hoffman, Cheri Hoff, Michael D. Saarinen and Peter Lin of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.


This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).


IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 13th day of June 2008.




   By: /s/ Kathleen Anderson
      Kathleen Anderson







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ANNEX A


1. BlackRock Dividend Achievers Trust BDV
2. BlackRock EcoSolutions Investment Trust BQR
3. BlackRock Enhanced Capital and Income Fund, Inc. CII
4. BlackRock Enhanced Dividend Achievers Trust BDJ
5. BlackRock Energy and Resources Trust BGR
6. BlackRock Global Opportunities Equity Trust BOE
7. BlackRock Health Sciences Trust BME
8. BlackRock International Growth and Income Trust BGY
9. BlackRock Credit Allocation Income Trust I, Inc. PSW
10. BlackRock Credit Allocation Income Trust II, Inc. PSY
11. BlackRock Credit Allocation Income Trust III BPP
12. BlackRock Credit Allocation Income Trust IV BTZ
13. BlackRock Real Asset Equity Trust BCF
14. BlackRock S&P Quality Rankings Global Equity Managed Trust BQY
15. BlackRock Strategic Dividend Achievers Trust BDT
16. BlackRock Apex Municipal Fund, Inc. APX
17. BlackRock California Investment Quality Municipal Trust, Inc. RAA
18. BlackRock California Municipal 2018 Term Trust BJZ
19. BlackRock California Municipal Income Trust BFZ
20. BlackRock Insured Municipal Income Investment Trust BAF
21. BlackRock Investment Quality Municipal Income Trust RFA
22. BlackRock Florida Municipal 2020 Term Trust BFO
23. BlackRock Municipal Bond Investment Trust BIE
24. BlackRock Municipal Income Investment Trust BBF
25. BlackRock Insured Municipal Income Trust BYM
26. The BlackRock Insured Municipal Term Trust, Inc. BMT
27. BlackRock Investment Quality Municipal Trust, Inc. BKN
28. BlackRock Long-Term Municipal Advantage Trust BTA
29. BlackRock Maryland Municipal Bond Trust BZM
30. The Massachusetts Health & Education Tax Exempt Trust MHE
31. BlackRock Muni Intermediate Duration Fund, Inc. MUI
32. BlackRock Muni New York Intermediate Duration Fund, Inc. MNE
33. BlackRock MuniAssets Fund, Inc. MUA
34. BlackRock Municipal 2018 Term Trust BPK
35. BlackRock Municipal 2020 Term Trust BKK
36. BlackRock Municipal Bond Trust BBK
37. BlackRock Municipal Income Trust BFK
38. BlackRock Municipal Income Trust II BLE
39. BlackRock MuniEnhanced Fund, Inc. MEN
40. BlackRock MuniHoldings California Insured Fund, Inc. MUC
41. BlackRock MuniHoldings Insured Investment Fund MFL
42. BlackRock MuniHoldings Fund II, Inc. MUH
43. BlackRock MuniHoldings Fund, Inc. MHD
44. BlackRock MuniHoldings Insured Fund II, Inc. MUE
45. BlackRock MuniHoldings Insured Fund, Inc. MUS
46. BlackRock MuniHoldings New Jersey Insured Fund, Inc. MUJ
47. BlackRock MuniHoldings New York Insured Fund, Inc. MHN
48. BlackRock MuniVest Fund II, Inc. MVT
49. BlackRock MuniVest Fund, Inc. MVF
50. BlackRock MuniYield Arizona Fund, Inc. MZA
51. BlackRock MuniYield California Fund, Inc. MYC
52. BlackRock MuniYield California Insured Fund, Inc. MCA
53. BlackRock MuniYield Investment Fund MYF
54. BlackRock MuniYield Insured Investment Fund MFT
55. BlackRock MuniYield Fund, Inc. MYD
56. BlackRock MuniYield Insured Fund, Inc. MYI
57. BlackRock MuniYield Michigan Insured Fund II, Inc. MYM
58. BlackRock MuniYield Michigan Insured Fund, Inc. MIY
59. BlackRock MuniYield New Jersey Fund, Inc. MYJ
60. BlackRock MuniYield New Jersey Insured Fund, Inc. MJI
61. BlackRock MuniYield New York Insured Fund, Inc. MYN
62. BlackRock MuniYield Pennsylvania Insured Fund MPA
63. BlackRock MuniYield Quality Fund II, Inc. MQT
64. BlackRock MuniYield Quality Fund, Inc. MQY
65. BlackRock New Jersey Investment Quality Municipal Trust, Inc. RNJ
66. BlackRock New Jersey Municipal Bond Trust BLJ
67. BlackRock New Jersey Municipal Income Trust BNJ
68. BlackRock New York Insured Municipal Income Trust BSE
69. BlackRock New York Investment Quality Municipal Trust, Inc. RNY
70. BlackRock New York Municipal 2018 Term Trust BLH
71. BlackRock New York Municipal Bond Trust BQH
72. BlackRock New York Municipal Income Trust BNY
73. BlackRock New York Municipal Income Trust II BFY
74. The BlackRock Pennsylvania Strategic Municipal Trust BPS
75. The BlackRock Strategic Municipal Trust BSD
76. BlackRock Virginia Municipal Bond Trust BHV
77. BlackRock Debt Strategies Fund, Inc. DSU
78. BlackRock Diversified Income Strategies Fund, Inc. DVF
79. BlackRock Floating Rate Income Strategies Fund, Inc. FRA
80. BlackRock Floating Rate Income Strategies Fund II, Inc. FRB
81. Master Senior Floating Rate LLC
82. BlackRock Senior Floating Rate Fund, Inc.
83. BlackRock Senior Floating Rate Fund II, Inc.
84. BlackRock Senior High Income Fund, Inc. ARK
85. BlackRock Core Bond Trust BHK
86. BlackRock Floating Rate Income Trust BGT
87. BlackRock High Income Shares HIS
88. BlackRock High Yield Trust BHY
89. BlackRock Income Opportunity Trust, Inc. BNA
90. BlackRock Income Trust, Inc. BKT
91. BlackRock Limited Duration Income Trust BLW
92. BlackRock Strategic Bond Trust BHD
93. BlackRock Corporate High Yield Fund, Inc. COY
94. BlackRock Corporate High Yield Fund III, Inc. CYE
95. BlackRock Corporate High Yield Fund V, Inc. HYV
96. BlackRock Corporate High Yield Fund VI, Inc. HYT
97. BlackRock Enhanced Government Fund, Inc. EGF
98. BlackRock Defined Opportunity Credit Trust BHL
99. BlackRock Fixed Income Value Opportunities
100. BlackRock Core Alternatives Portfolio LLC
101. BlackRock Core Alternatives TEI Portfolio LLC
102. BlackRock Core Alternatives Master Portfolio LLC
103. BlackRock Core Alternatives FB Portfolio LLC
104. BlackRock Core Alternatives FB TEI Portfolio LLC